As filed with the Securities and Exchange Commission on December 23, 1999

                                                  Registration No. __________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            KANA COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                               77-0435679
      (State or other jurisdiction          (IRS Employer Identification No.)
     of incorporation or organization)

                                  740 BAY ROAD
                         REDWOOD CITY, CALIFORNIA 94063
               (Address of principal executive offices) (Zip Code)

                                   ----------

                    BUSINESS EVOLUTION, INC. 1999 STOCK PLAN
                         NETDIALOG, INC. 1997 STOCK PLAN
                            (Full title of the Plan)

                              MICHAEL J. MCCLOSKEY
                             CHIEF EXECUTIVE OFFICER
                            KANA COMMUNICATIONS, INC.
                                  740 BAY ROAD
                         REDWOOD CITY, CALIFORNIA 94063
                     (Name and address of agent for service)

                                 (650) 298-9282
          (Telephone number, including area code, of agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                      Proposed            Proposed
           Title of                   Maximum              Maximum
          Securities                   Amount             Offering            Aggregate               Amount of
             to be                     to be               Price              Offering               Registration
          Registered               Registered(1)        per Share(2)            Price                   Fee
----------------------------------------------------------------------------------------------------------------------
Business Evolution, Inc.
1999 Stock Plan                       24,573               $4.13              $101,486.49           $26.80
------------------------
Common Stock, $0.001 shares par value

----------------------------------------------------------------------------------------------------------------------

NetDialog, Inc. 1997 Stock Plan       77,392              $13.52           $1,046,339.84            $276.24
-------------------------------
Common Stock, $0.001 shares par value
======================================================================================================================
                                                                        Aggregate Registration Fee:  $303.04

======================================================================================================================

(1) This Registration Statement shall also cover any additional shares of the Registrant's Common Stock which become issuable under the Business Evolution, Inc. 1999 Stock Plan or NetDialog, Inc. 1997 Stock Plan with respect to the securities registered hereunder by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     Kana Communications, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's Registration Statement No. 333-82587 on Form S-1 filed with the Commission on July 9, 1999, as amended on Forms S-1/A filed with the Commission on August 16, 1999, August 24, 1999, September 2, 1999 and September 21, 1999.

     (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1999, filed with the Commission on November 15, 1999.

     (c) The Registrant's Current Report on Form 8-K filed with the Commission on December 14, 1999.

     (d) The Registrant's prospectus filed with the Commission on September 22, 1999, pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the "1933 Act"), in connection with the Registrant's Registration Statement No. 333-82587, in which there is set forth the audited financial statements for the Registrant's fiscal year ended December 31, 1998.

     (e) The Registrant's Registration Statement on Form 8-A filed with the Commission on August 27, 1999, including any amendments or reports filed for the purpose of updating such description, in which there is described the terms, rights and provisions applicable to the Registrant's Common Stock.

               All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

               Not Applicable.

ITEM 5  INTERESTS OF NAMED EXPERTS AND COUNSEL

               Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

               Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit this indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act. Article VII,
Section 6 of the Registrant's Bylaws provides for mandatory indemnification of its directors and executive officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Certificate of Incorporation provides that, subject to Delaware law, its directors will not be personally liable for monetary damages for breach of the directors' fiduciary duty as directors to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into indemnification agreements with its officers and directors, a form of which has been filed with the Commission as an Exhibit to the Registrant's Registration Statement on Form S-1 (No. 333-82587), as amended (the "Indemnification Agreements"). The Indemnification Agreements provide the Registrant's executive officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law. Reference is also made to Section 8 of the Underwriting Agreement contained in Exhibit 1.1 of the Registrant's Registration Statement on Form S-1 (No. 333-82587), as amended, indemnifying officers and directors of the Registrant against certain liabilities, and Section 1.10 of the Third Amended and Restated Investors' Rights Agreement contained in Exhibit 4.2 of the Registrant's Registration Statement on Form S-1 (No. 333-82587), as amended, indemnifying certain of the Registrant's stockholders, including controlling stockholders, against certain liabilities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

               Not Applicable.

ITEM 8.  EXHIBITS

  Exhibit
   Number           Exhibit
  -------           -------

    4 Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration Statement on Form 8-A, together with any amendments and exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c).
    5.1  Opinion and Consent of Brobeck, Phleger & Harrison LLP.
    23.1 Consent of KPMG LLP, Independent Auditors.
    23.2 Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.1.
    24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.
    99.1 Business Evolution, Inc. 1999 Stock Plan.
    99.2 Business Evolution, Inc. Form of Stock Option Agreement.
    99.3 Form of Option Assumption Agreement - 12 Months Acceleration (Business Evolution Option Shares).
    99.4 Form of Option Assumption Agreement- 24 Months Acceleration (Business Evolution Option Shares).
    99.5 NetDialog, Inc. 1997 Stock Plan.
    99.6 NetDialog, Inc. Form of Stock Option Agreement.
    99.7 Form of Option Assumption Agreement (NetDialog Option Shares).

ITEM 9.  UNDERTAKINGS

     A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Business Evolution, Inc. 1999 Stock Plan or the NetDialog, Inc. 1997 Stock Plan.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California on this 23rd day of December, 1999.

                                        KANA COMMUNICATIONS, INC.

                                        By:    /s/  Michael J. McCloskey
                                             ----------------------------------
                                               Michael J. McCloskey
                                               Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark S. Gainey and Joseph D. McCarthy, and each of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature                              Title                                     Date
---------                              -----                                     ----

 /s/ Michael J. McCloskey              Chief Executive Officer and          December 23, 1999
------------------------------------   Director (Principal Executive
Michael J. McCloskey                   Officer)



 /s/ Joseph D. McCarthy                Vice President, Finance and          December 23, 1999
------------------------------------   Operations (Principal Financial
Joseph D. McCarthy                     and Accounting Officer)



 /s/ Mark S. Gainey                    President and Chairman of            December 23, 1999
------------------------------------   the Board of Directors
Mark S. Gainey


 /s/ David M. Beirne                   Director                             December 23, 1999
------------------------------------
David M. Beirne


 /s/ Robert W. Frick                   Director                             December 23, 1999
------------------------------------
Robert W. Frick


 /s/ Eric A. Hahn                      Director                             December 23, 1999
------------------------------------
Eric A. Hahn


 /s/ Charles A. Holloway               Director                             December 23, 1999
------------------------------------
Dr. Charles A. Holloway



------------------------------------   Director                             December   , 1999
Steven T. Jurvetson




------------------------------------   Director                             December   , 1999
Ariel Poler

                                  EXHIBIT INDEX


Exhibit Number               Exhibit
--------------               -------

  4 Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration Statement on Form 8-A, together with any amendments and exhibits thereto, which are incorporated herein by reference pursuant to
                      Item 3(c).
  5.1                 Opinion and Consent of Brobeck, Phleger & Harrison LLP.
 23.1                 Consent of KPMG LLP, Independent Auditors.
 23.2                 Consent of Brobeck, Phleger & Harrison LLP is contained in
                      Exhibit 5.1.
 24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.
 99.1                 Business Evolution, Inc. 1999 Stock Plan.
 99.2                 Business Evolution, Inc. Form of Stock Option
                      Agreement.
 99.3 Form of Option Assumption Agreement - 12 Months Acceleration (Business Evolution Option Shares).
 99.4 Form of Option Assumption Agreement- 24 Months Acceleration (Business Evolution Option Shares).
 99.5                 NetDialog, Inc. 1997 Stock Plan.
 99.6                 NetDialog, Inc. Form of Stock Option Agreement.
 99.7                 Form of Option Assumption Agreement (NetDialog
                      Option Shares).